UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Bolt Technology Corporation announced the promotion of Michael C. Hedger to the position of President and Chief Operating Officer of Bolt, effective immediately.  Raymond M. Soto, who has been President of Bolt since 1990, will continue as Chairman of the Board and Chief Executive Officer of Bolt.

Mr. Hedger, 56, has been a director of Bolt since 2007 and Executive Vice President of Bolt since 2010.  Mr. Hedger will continue as President of Bolt’s wholly-owned subsidiary, A-G Geophysical Products, Inc. (“A-G”).  Mr. Hedger has been employed by A-G since 1991 and served in various capacities, including Vice President-Sales, prior to becoming President of A-G in 2002.

No changes were made to Mr. Hedger’s compensation arrangements as a result of his promotion to President and Chief Operating Officer of Bolt.  Information relating to compensation received by Mr. Hedger in his capacity as President of A-G has been previously disclosed in Bolt’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 25, 2011, and is incorporated herein by reference.

Mr. Hedger’s brother is employed in the engineering department of the seismic energy source segment with an annual compensation package of approximately $158,000.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

The following matters were submitted to a vote of stockholders during the Annual Meeting of Stockholders of Bolt Technology Corporation held on November 22, 2011 in Norwalk, Connecticut.  The final voting results are set forth below.

1.  Election of Directors for a Three-Year Term Expiring in 2014:

Name of Nominee	For	Withheld	Broker Non-Votes
Kevin M. Conlisk	3,899,211	578,399	3,275,146
Peter J. Siciliano	3,687,221	790,389	3,275,146
Gerald A. Smith	3,901,111	576,499	3,275,146

The terms of the following directors continued after the meeting:

Joseph Espeso
Michael H. Flynn
Michael C. Hedger
George R. Kabureck
Stephen F. Ryan
Raymond M. Soto

2.  Advisory Vote on the Compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
3,519,666	936,835	21,109	3,275,146

3.  Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
3,956,114	127,086	351,243	43,167	3,275,146

4.  Approve an Amendment to the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan:

For	Against	Abstain	Broker Non-Votes
2,093,911	2,362,515	21,184	3,275,146

5.  Ratification of Appointment of McGladrey & Pullen, LLP as Independent Accountants for the Fiscal Year Ending June 30, 2012:

For	Against	Abstain	Broker Non-Votes
7,208,459	512,160	32,137	0

Section 8—Other Events

Item 8.01.	Other Events.

On November 22, 2011, the Board of Directors of the Company declared a cash dividend of $1.00 per share on its outstanding common stock. This cash dividend will be payable on December 20, 2011 to stockholders of record on December 6, 2011. The Company’s press release, dated November 22, 2011, announcing the cash dividend, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board and
Chief Executive Officer)

Dated:  November 23, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release issued November 22, 2011.